From: Jack Peterson <jack@sandstrompartners.com>
Subject: Resignation - Eastside BOD
Date: August 19, 2020 at 1:17:12 PM EDT
To: [redacted]

Dear Chairman and Board Members,

Please accept this letter as my formal resignation from the Board of Directors of Eastside Distilling Company, effective immediately.

I am grateful for having had the opportunity to serve on the board of Eastside Distilling Company, and I offer my best wishes for its continued success.

Sincerely,

Jack

Jack Peterson, President, Sandstrom Partners, Inc.
808 SW 3rd Ave, No. 610
Portland, OR 97204
www.sandstrompartners.com
503.504.1080